Exhibit 8.1

[FORM OF OPINION FROM DENTONS US LLP]

Dentons US LLP

1221 Avenue of the Americas
New York, NY 10020-1089 USA

T +1 212 768 6700

F +1 212 768 6800

June [●], 2014

Innocoll AG

Midlands Innovation and Research Centre

Dublin Road, Athlone

County Westmeath

Ireland

Re:	Innocoll AG Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as counsel for Innocoll AG, a German stock corporation (the “Company”), with respect to legal matters solely in connection with the public offering (“Offering”) on the date hereof of certain American Depositary Shares (“ADSs”), each of which represents ordinary shares, €1.00 nominal value per share, of the Company pursuant to the registration statement on Form F-1 (as filed and amended as of the date hereof, the “Registration Statement”) filed by the Company on June [●], 2014 with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”). You have requested our opinion concerning the statements in the Registration Statement under the captions “United States Taxation of ADSs and Ordinary Shares” and “Additional United States Federal Income Tax Consequences” (such captions sometimes referred to as the “Tax Discussion”).

In rendering this opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness both initially and continuing, of statements, facts, information, representations, covenants and agreements contained in originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. For purposes of rendering our opinion, we have assumed that such statements, facts, information, representations, covenants and agreements are, and will continue to be, accurate and complete without regard to any qualification of knowledge. Our opinion assumes and is expressly conditioned upon, among other things, the initial and continuing accuracy and completeness of the statements, facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by the Company. In particular, we have relied upon your confirmation that the Company does not meet the definition of a “surrogate foreign corporation” under Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder (“Regulations”), and therefore, we have assumed, in the Tax Discussion, that the Company would not be treated as a corporation formed in the United States for U.S. federal income tax purposes.

In our examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents and all documents submitted to us as certified or photostatic copies, (v) the authenticity of the originals of such documents, (vi) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions,

June [●], 2014

of all parties to all documents, (vii) the enforceability (as limited by bankruptcy and other insolvency laws) and, with respect thereto and to any other matter herein to which relevant, any necessary entity power and authority, authorization, execution, authentication, payment and delivery of, under and with respect to all documents to which this opinion letter relates, and (viii) that there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with any document. Each assumption herein is made and relied upon with your permission and without independent investigation.

In rendering our opinion, we have considered applicable provisions of the Code, Regulations promulgated thereunder, pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such laws, Code, Regulations, judicial authorities, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, could affect our conclusions herein. There can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court.

Based solely upon and subject to the foregoing, we hereby confirm that all statements of legal conclusions set forth under the captions “United States Taxation of ADSs and Ordinary Shares” and “Additional United States Federal Income Tax Consequences” in the Registration Statement constitute the opinion of Dentons US LLP with respect to the matters contained therein as of the effective date of the Registration Statement, and are conditioned upon the assumptions, qualifications and limitations set forth therein. No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

This opinion is furnished to you, and is for your use solely in connection with the Offering set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,